UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2010

PERFORMANCE TECHNOLOGIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 4, 2010, Performance Technologies, Incorporated ("PT") issued a press release announcing its results of operations for the quarter ended September 30, 2010. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by PT on November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

November 4, 2010	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

November 4, 2010	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer PT 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

PT Announces Third Quarter 2010 Financial Results

ROCHESTER, NY – November 4, 2010 -- PT (NASDAQ: PTIX), the recently rebranded Performance Technologies, a leading global provider of advanced network communications solutions, today announced its financial results for the third quarter 2010.

Revenue in the third quarter 2010 amounted to $6.3 million, compared to $7.9 million in the third quarter 2009. Revenue for the nine months ended September 30, 2010 amounted to $21.1 million, compared to $21.2 million during the corresponding period in 2009.

PT incurred a net loss in the third quarter 2010 in the amount of ($2.9 million), or ($.26) per basic share, including a restructuring charge of $.01 per share and stock-based compensation expense of $.01 per share, based on 11.1 million shares outstanding. The Company incurred a net loss in the third quarter 2009 amounting to ($.3 million), or ($.03) per basic share, including a discrete income tax benefit of $.01 per share, a restructuring charge of $.02 per share and stock compensation expense of $.01 per share, based on 11.1 million shares outstanding.

The Company incurred a net loss for the nine months ended September 30, 2010 amounting to ($6.8 million), or ($.61) per basic share, including a restructuring charge of $.02 per share; stock-based compensation of $.03 per share; and a discrete income tax provision of $.01 per share, based on 11.1 million shares outstanding. The Company incurred a net loss for the nine months ended September 30, 2009 amounting to ($6.5 million), or ($.58) per basic share, based on 11.1 million shares outstanding. This loss included a non-cash income tax charge amounting to $.30 per share for an income tax valuation allowance recorded against the Company's U.S. deferred tax assets. The loss also included a restructuring charge of $.06 per share, discrete income tax benefits of $.02 per share and stock-based compensation expense of $.04 per share.

Cash and investments amounted to $23.2 million, or $2.09 per share, and the Company had no long-term debt at September 30, 2010. The Company had 11.1 million common shares outstanding at September 30, 2010.

“While PT continued to make important progress on its strategic initiatives, the third quarter's financial results were very disappointing," said John Slusser, president and chief executive officer. "We were pleased to recognize our first revenue from our core network signaling deployments in Africa and we saw our first revenue from our SIP-based Xpress product line. We also completed the transition of the assembly of our printed circuit boards to a domestic contract manufacturer. However, we continue to operate against rather significant economic headwinds, as the anticipated recovery has been spotty at best. Accordingly, although we remain convinced that our investments in product evolution, market diversification and several global growth markets are the foundation for long-term growth, PT is reviewing options to more closely align its operating expense structure with current business conditions.”

Business Overview

The Company globally targets two primary vertical markets for its network communications products, namely telecommunications, and military, aerospace and government systems. The telecommunications market, historically our largest vertical market, is fundamentally driven by investments in network infrastructure by carriers and service providers. Telecommunications market revenues derived from our IPnexus® Application-Ready Systems products depend primarily on broad, multi-year deployments of next-generation telecommunications infrastructure. Telecommunications market revenues generated from end user solutions, such as our SEGway™ and Xpress™ product lines, are governed by investments necessary to support existing and evolving service demands such as the ongoing worldwide growth in text messaging and the transition to Internet-based communications networks. Sales into the military, aerospace and government systems market are typically to prime contractors and system integrators that reflect investment levels by various government agencies and military branches in specific programs and projects requiring enhanced communications capabilities. Military, aerospace and government systems shipments are subject to project deployment schedules and are often not consistent from quarter-to-quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

Recent Highlights:

• Elephant Talk Expands Global Network with PT's SEGway Signaling Solution

Elephant Talk Communications, Inc., an international provider of business software and services to the telecommunications and financial services industry, will use PT SEGway Signaling Transfer Points (STPs) for the company's expanding global presence. Elephant Talk, a Mobile Virtual Network Enabler (MVNE) operating networks in over a dozen markets in Europe, Asia Pacific, and the Middle East, has designed its facility-based network upon a hierarchical network topology using PT's SEGway Signaling Solution at the core, with additional STPs in each country where it operates.

• General Atomics Selects PT's IPnexus Application-Ready Systems for Navy Aircraft Carrier Application

PT's IPnexus Application-Ready Systems have been selected by General Atomics Electromagnetic Systems (EMS) Division to provide vital sensor processing and precise data monitoring and reporting for the next-generation aircraft recovery system aboard the U.S. Navy's CVN 78 aircraft carrier. This IPnexus design-win is an element in the Advanced Arresting Gear (AAG) program, which integrates PT's long life-cycle, high-availability and high-performance computing and communications solution with existing components for deceleration during recovery operations in Navy aircraft carriers.

• PT and Velleros Partner to Offer Service Providers CMAS Gateway, Content Delivery, and Mobile Marketing Applications

Under this partnership, Velleros' industry-leading Commercial Mobile Alert System (CMAS) solution combined with PT's SEGway and IPnexus platforms results in a carrier-grade CMAS Service Provider (CMSP) Gateway, enabling carriers to transmit emergency alerts over existing telecom networks. The timely PT-Velleros partnership coincides with the initial testing of a nationwide program resulting from the Warning Alert and Response Network (WARN) Act under which U.S. carriers are adopting technology that alerts subscribers to urgent notifications from the Department of Homeland Security, FEMA, National Weather Service, and other official organizations and law enforcement agencies. Whether conditions occur on a local or national level, these alerts are geographically targeted, aggregated, and delivered to any end device using multiple methods including voice, message services such as SMS, MMS, cell broadcast, email, and Instant Messaging (IM). The same solution may in turn support revenue generating applications such as Community Notification, Personalized Content Management, and Mobile Marketing and Advertising, adding to an ever expanding unified suite of solutions available on PT's IPnexus platforms.

About PT (www.pt.com)

PT (NASDAQ: PTIX) is a global supplier of advanced network communications solutions to carrier, government, and OEM markets. PT's portfolio includes IP-centric network elements and applications designed for high availability, scalability, and long life cycle deployments. The Company's entire line of offerings is anchored by IPnexus®, PT's own IP-native, highly integrated platforms and element management systems. OEMs and application developers, including PT itself, leverage the robust carrier grade Linux® development environment and rich suite of communications protocols (PT's Nexusware®) of IPnexus Application-Ready Systems as a cornerstone component of their end product value proposition. PT's SEGway™ Signaling Solutions provide low cost, high density signaling, advanced routing, IP migration, gateway capabilities, SIP bridge, and core-to-edge distributed intelligence. The Company's Xpress™ NGN applications enable evolving Mobile 2.0, Multi-media, and IMS based revenue generating services. PT is headquartered in Rochester, NY and maintains sales and engineering offices around the world.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company's future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company's control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT's manufacturing capacity and arrangements, the protection of PT's proprietary technology, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers' visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2009, as contained in the Company's Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

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A conference call will be held on Friday, November 5, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from November 5 through November 9, 2010. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 883481. A live webcast of the conference call will be available on the PT website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	September 30, 2010	December 31, 2009

Current assets:
Cash and cash equivalents	$12,310,000	$17,563,000
Investments	6,177,000	7,533,000
Accounts receivable	4,981,000	6,542,000
Inventories	5,765,000	4,459,000
Prepaid expenses and other assets	920,000	820,000
Income taxes receivable and prepaid income taxes	389,000	392,000
Deferred taxes	86,000	201,000
Fair value of foreign currency hedges	32,000	24,000
Total current assets	30,660,000	37,534,000

Investments	4,712,000	4,239,000
Property, equipment and improvements	2,202,000	1,686,000
Software development costs	5,653,000	5,254,000
Deferred taxes	46,000	176,000
Total assets	$43,273,000	$48,889,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,234,000	$1,013,000
Accrued expenses	3,963,000	4,195,000
Total current liabilities	6,197,000	5,208,000

Income taxes payable		65,000
Total liabilities	6,197,000	5,273,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	16,953,000	16,596,000
Retained earnings	29,788,000	36,577,000
Accumulated other comprehensive income	20,000	128,000
Treasury stock	(9,818,000)	(9,818,000)
Total stockholders’ equity	37,076,000	43,616,000
Total liabilities and stockholders’ equity	$43,273,000	$48,889,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Sales	$6,307,000	$7,876,000	$21,111,000	$21,159,000
Cost of goods sold	3,801,000	3,581,000	11,428,000	9,906,000
Gross profit	2,506,000	4,295,000	9,683,000	11,253,000

Operating expenses:
Selling and marketing	1,976,000	1,628,000	6,383,000	5,262,000
Research and development	1,827,000	1,830,000	5,709,000	5,932,000
General and administrative	1,661,000	1,275,000	4,334,000	3,594,000
Restructuring charges	69,000	181,000	196,000	626,000
Total operating expenses	5,533,000	4,914,000	16,622,000	15,414,000
Loss from operations	(3,027,000)	(619,000)	(6,939,000)	(4,161,000)

Other income, net	65,000	79,000	170,000	335,000
Loss before income taxes	(2,962,000)	(540,000)	(6,769,000)	(3,826,000)

Income tax (benefit) provision	(33,000)	(192,000)	20,000	2,679,000
Net loss	$(2,929,000)	$(4,731,000)	$(6,789,000)	$(6,505,000)

Basic loss per share	$(.26)	$(.03)	$(.61)	$(.58)

Weighted average common shares	11,116,000	11,116,000	11,116,000	11,134,000